GLOBAL MARINE INC.              EXHIBIT 5.1
                        777 N. Eldridge Parkway
                        Houston, Texas 77079-4493
                                  U.S.A.

TELEPHONE: 281/596-5100                            ALEXANDER A. KREZEL
DIRECT: 281/596-5843                               Corporate Secretary
FAX: 281/596-5196                                           and
EMAIL: alex.krezel@glm.com                      Assistant General Counsel

                               June 10, 1999

Global Marine Inc.
777 N. Eldridge Parkway
Houston, Texas 77079-4493

Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by Global Marine Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the"Act"), covering 7,500,000 shares of the Company's common stock, $.10 par value per share, plus certain additional shares of such stock as indicated on the Registration Statement's cover (the "Shares"), which may be issued under the Global Marine 1998 Stock Option and Incentive Plan (the "Plan").

     I have acted as counsel for the Company in connection with the Registration Statement. In so acting, I have examined originals or copies, authenticated to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the original documents of documents submitted to me as certified or photostatic copies.

     Based upon the foregoing and the other qualifications and limitations expressed herein, I am of the opinion that, in the case of Shares originally issued by the Company, the Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable under the laws of the state of Delaware.

     This opinion is limited in all respects to the General
Corporation Law of the state of Delaware as in effect on the date hereof.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Sincerely,


                                  s / Alexander A. Krezel
                                  Alexander A. Krezel